UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 19, 2013

Commission file number 001-32511
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IHS INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	13‑3769440 (I.R.S. Employer Identification Number)

15 Inverness Way East
Englewood, CO 80112
(Address of principal executive offices)
(303) 790‑0600
(Registrant's telephone number, including area code)

Former name or former address, if changed since last report: Not Applicable
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR  240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On February 19, 2013, Michael Klein notified the Board of Directors of IHS Inc. (the "Company") that he did not wish to seek reelection as a director of the Company at the 2013 Annual Meeting of Stockholders. Accordingly, Mr. Klein will not be nominated by the Board for election at the 2013 Annual Meeting, and Mr. Klein's term as a director will end when his current term expires on April 10, 2013. In order to continue to have the benefit of Mr. Klein's market insights and his financial management and strategic expertise, the Company expects to engage Mr. Klein as an adviser after his term as director expires.

On February 21, 2013, in accordance with the Company's Amended and Restated Bylaws, the Board of Directors of the Company unanimously adopted a resolution to reduce the number of directors of the Company from ten to nine, effective April 10, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IHS INC.

Date: February 21, 2013	By:	/s/ Stephen Green
Stephen Green
Executive Vice President, Legal and Corporate Secretary